UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

Lazard Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-126751	51-0278097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza, New York, NY	10112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 212-632-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2019, Lazard Ltd (“Lazard”), including its subsidiary Lazard Group LLC (“Lazard Group”), amended and restated the Operating Agreement (the “Amended and Restated Operating Agreement”) of Lazard Group in order to establish a new long-term incentive compensation program (the “PIPR Program”) consisting of profits interest participation rights (“PIPRs”), which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of Lazard’s Class A common stock, par value $0.01 per share, pursuant to Lazard’s 2018 Incentive Compensation Plan. Lazard expects to make grants in respect of year-end 2018 incentive compensation pursuant to the PIPR Program, including to each of Lazard’s named executive officers, the terms of which will be described further in Lazard’s Definitive Proxy Statement on Schedule 14A for Lazard’s 2019 annual general meeting of shareholders. A copy of the Amended and Restated Operating Agreement is being filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The summary above of the applicable portions of the Amended and Restated Operating Agreement is qualified in its entirety by reference to the Amended and Restated Operating Agreement attached as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Amended and Restated Operating Agreement of Lazard Group LLC, dated as of February 4, 2019.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Amended and Restated Operating Agreement of Lazard Group LLC, dated as of February 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC
(Registrant)
By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Chief Administrative Officer and General Counsel

Dated: February 5, 2019